Exhibit 99.1

Icahn Enterprises L.P. Reports Second Quarter 2021 Financial Results

•	Second quarter net loss attributable to Icahn Enterprises of $136 million, or a loss of $0.53 per depositary unit

•	Board approves quarterly distribution of $2.00 per depositary unit

Sunny Isles Beach, Fla, August 6, 2021 -- Icahn Enterprises L.P. (Nasdaq:IEP) is reporting second quarter 2021 revenues of $3.0 billion and net loss attributable to Icahn Enterprises of $136 million, or a loss of $0.53 per depositary unit. For the three months ended June 30, 2020, revenues were $2.7 billion and net income attributable to Icahn Enterprises was $299 million, or $1.36 per depositary unit. For the three months ended June 30, 2021, Adjusted EBITDA attributable to Icahn Enterprises was $192 million compared to $696 million for the three months ended June 30, 2020.

For the six months ended June 30, 2021, revenues were $6.4 billion and net income attributable to Icahn Enterprises was $26 million, or $0.10 per depositary unit. For the six months ended June 30, 2020, revenues were $2.6 billion and net loss attributable to Icahn Enterprises was $1.1 billion, or a loss of $4.97 per depositary unit. For the six months ended June 30, 2021, Adjusted EBITDA attributable to Icahn Enterprises was $627 million compared to $(608) million for the six months ended June 30, 2020.

For the six months ended June 30, 2021, indicative net asset value increased by $956 million to $4.50 billion compared to $3.55 billion as of December 31, 2020. The change in indicative net asset value includes, among other things, changes in the fair value of certain subsidiaries which are not included in our GAAP earnings reported above.

On August 4, 2021, the Board of Directors of the general partner of Icahn Enterprises declared a quarterly distribution in the amount of $2.00 per depositary unit, which will be paid on or about September 29, 2021 to depositary unitholders of record at the close of business on August 20, 2021. Depositary unitholders will have until September 17, 2021 to make a timely election to receive either cash or additional depositary units. If a unitholder does not make a timely election, it will automatically be deemed to have elected to receive the distribution in additional depositary units. Depositary unitholders who elect to receive (or who are deemed to have elected to receive) additional depositary units will receive units valued at the volume weighted average trading price of the units during the 5 consecutive trading days ending September 24, 2021. Icahn Enterprises will make a cash payment in lieu of issuing fractional depositary units to any unitholders electing to receive (or who are deemed to have elected to receive) depositary units.

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Icahn Enterprises L.P., a master limited partnership, is a diversified holding company engaged in eight primary business segments: Investment, Energy, Automotive, Food Packaging, Metals, Real Estate, Home Fashion and Pharma.

Caution Concerning Forward-Looking Statements

Results for any interim period are not necessarily indicative of results for any full fiscal period. This release may contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "will" or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors, including risks related to economic downturns, substantial competition and rising operating costs; risks related to the severity, magnitude and duration of the COVID-19 pandemic and its impact on the global economy, financial markets and industries in which our subsidiaries operate; risks related to our investment activities, including the nature of the investments made by the private funds in which we invest, declines in the fair value of our investments as a result of the COVID-19 pandemic, losses in the private funds and loss of key employees; risks related to our ability to continue to conduct our activities in a manner so as to not be deemed an investment company under the Investment Company Act of 1940, as amended; risks related to our energy business, including the volatility and availability of crude oil, declines in global demand for crude oil, refined products and liquid transportation fuels as a result of the COVID-19 pandemic, other feed stocks and refined products, unfavorable refining margin (crack spread), interrupted access to pipelines, significant fluctuations in nitrogen fertilizer demand in the agricultural industry and seasonality of results; risks related to our automotive activities and exposure to adverse conditions in the automotive industry, including as a result of the COVID-19 pandemic; risks related to our food packaging activities, including competition from better capitalized competitors, inability of suppliers to timely deliver raw materials, and the failure to effectively respond to industry changes in casings technology; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. Past performance in our Investment segment is not indicative of future performance. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions, except per unit amounts)
Revenues:
Net sales	$2,612	$1,326	$4,830	$3,187
Other revenues from operations	164	136	316	297
Net gain (loss) from investment activities	206	1,235	1,212	(893)
Interest and dividend income	34	26	60	89
Other loss, net	(28)	(14)	(46)	(31)
	2,988	2,709	6,372	2,649
Expenses:
Cost of goods sold	2,398	1,135	4,537	2,944
Other expenses from operations	126	108	244	243
Selling, general and administrative	304	290	620	598
Restructuring, net	5	5	5	7
Impairment	—	5	—	5
Interest expense	158	174	353	346
	2,991	1,717	5,759	4,143
(Loss) income before income tax (expense) benefit	(3)	992	613	(1,494)
Income tax (expense) benefit	(59)	(128)	(76)	52
Net (loss) income	(62)	864	537	(1,442)
Less: net income (loss) attributable to non-controlling interests	74	565	511	(357)
Net (loss) income attributable to Icahn Enterprises	$(136)	$299	$26	$(1,085)

Net (loss) income attributable to Icahn Enterprises allocated to:
Limited partners	$(134)	$293	$25	$(1,063)
General partner	(2)	6	1	(22)
	$(136)	$299	$26	$(1,085)

Basic and diluted (loss) income per LP unit	$(0.53)	$1.36	$0.10	$(4.97)
Basic and diluted weighted average LP units outstanding	251	215	247	214
Cash distributions declared per LP unit	$2.00	$2.00	$4.00	$4.00

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30,	December 31,
	2021	2020
	(in millions)
ASSETS
Cash and cash equivalents	$2,194	$1,679
Cash held at consolidated affiliated partnerships and restricted cash	1,269	1,612
Investments	10,903	8,913
Due from brokers	4,358	3,437
Accounts receivable, net	596	501
Inventories, net	1,568	1,580
Property, plant and equipment, net	4,235	4,228
Derivative assets, net	683	785
Goodwill	294	294
Intangible assets, net	630	660
Other assets	1,171	1,300
Total Assets	$27,901	$24,989
LIABILITIES AND EQUITY
Accounts payable	$858	$738
Accrued expenses and other liabilities	1,847	1,588
Deferred tax liabilities	593	568
Derivative liabilities, net	754	639
Securities sold, not yet purchased, at fair value	4,231	2,521
Due to brokers	1,528	1,618
Debt	8,065	8,059
Total liabilities	17,876	15,731

Equity:
Limited partners	4,581	4,236
General partner	(846)	(853)
Equity attributable to Icahn Enterprises	3,735	3,383
Equity attributable to non-controlling interests	6,290	5,875
Total equity	10,025	9,258
Total Liabilities and Equity	$27,901	$24,989

Use of Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in evaluating its performance. These include non-GAAP EBITDA and Adjusted EBITDA. EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization. We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non-operational charges. We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non-controlling interests. We conduct substantially all of our operations through subsidiaries. The operating results of our subsidiaries may not be sufficient to make distributions to us. In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future. The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us.

We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non-operational charges. Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt. Management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods. Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets. Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U.S. GAAP. For example, EBITDA and Adjusted EBITDA:

•	do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•	do not reflect changes in, or cash requirements for, our working capital needs; and
•	do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt.

Although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures. In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations.

EBITDA and Adjusted EBITDA are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. Given these limitations, we rely primarily on our U.S. GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance.

Use of Indicative Net Asset Value Data

The Company uses indicative net asset value as an additional method for considering the value of the Company’s assets, and we believe that this information can be helpful to investors. Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade. Accordingly, data regarding indicative net asset value is of limited use and should not be considered in isolation.

The Company's depositary units are not redeemable, which means that investors have no right or ability to obtain from the Company the indicative net asset value of units that they own. Units may be bought and sold on The Nasdaq Global Select Market at prevailing market prices. Those prices may be higher or lower than the indicative net asset value of the depositary units as calculated by management.

See below for more information on how we calculate the Company’s indicative net asset value.

	June 30,	December 31,
	2021	2020
	(in millions)(unaudited)
Market-valued Subsidiaries and Investments:
Holding Company interest in Investment Funds(1)	$4,743	$4,283
CVR Energy(2)	1,279	1,061
Tenneco(2)	-	292
Delek(2)	161	-
Total market-valued subsidiaries and investments	$6,183	$5,636

Other Subsidiaries:
Viskase(3)	$279	$285
Real Estate Holdings(1)	441	440
PSC Metals(1)	141	128
WestPoint Home(1)	136	141
Vivus(1)	267	262
Icahn Automotive Group(1)	1,516	1,554
Total other subsidiaries	$2,780	$2,810
Add: Other Holding Company net assets(4)	(197)	(12)
Indicative Gross Asset Value	$8,766	$8,434
Add: Holding Company cash and cash equivalents(4)	1,549	925
Less: Holding Company debt(4)	(5,811)	(5,811)
Indicative Net Asset Value	$4,504	$3,548

Indicative net asset value does not purport to reflect a valuation of IEP. The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds. A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP. Investors may reasonably differ on what such elements are and their impact on IEP. No representation or assurance, express or implied, is made as to the accuracy and correctness of Indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary.

(1)	Represents equity attributable to us as of each respective date.
(2)	Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) and the number of shares owned by the Holding Company as of each respective date.
(3)	Amounts based on market comparables due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve months ended June 30, 2021 and December 31, 2020.
(4)	Holding Company’s balance as of each respective date.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in millions)(unaudited)
Adjusted EBITDA
Net (loss) income	($62)	$864	$537	($1,442)
Interest expense, net	157	171	351	333
Income tax expense (benefit)	59	128	76	(52)
Depreciation, depletion and amortization	132	132	259	253
EBITDA before non-controlling interests	286	1,295	1,223	(908)
Impairment of assets	-	5	-	5
Restructuring costs	5	5	5	7
Loss on disposition of assets, net	1	1	1	-
Other	53	40	68	79
Adjusted EBITDA before non-controlling interests	$345	$1,346	$1,297	($817)

Adjusted EBITDA attributable to IEP
Net (loss) income	($136)	$299	$26	($1,085)
Interest expense, net	121	126	257	252
Income tax expense (benefit)	63	133	94	(34)
Depreciation, depletion and amortization	93	88	185	173
EBITDA attributable to IEP	141	646	562	(694)
Impairment of assets	-	5	-	5
Restructuring costs	5	5	5	7
Loss on disposition of assets, net	1	1	1	-
Other	45	39	59	74
Adjusted EBITDA attributable to IEP	$192	$696	$627	($608)

Investor Contact:

David Willetts, Chief Financial Officer

(305) 422-4000